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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 1, 2003


                              CINCINNATI BELL INC.
             (Exact name of registrant as specified in its charter)


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                 Ohio                                                       31-1056105
     (State or other jurisdiction                1-8519                   (IRS Employer
          of incorporation)             (Commission File Number)       Identification No.)

        201 East Fourth Street
           Cincinnati, Ohio
   (Address of principal executive                                            45202
               offices)                                                     (Zip Code)
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       Registrant's telephone number, including area code: (513) 397-9900



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FORM 8-K                                                    CINCINNATI BELL INC.


ITEM 5.    OTHER EVENTS.

        Cincinnati Bell Inc. announced on July 31, 2003 the election of Bruce L. Byrnes, vice chairman of the board and president of Global Beauty Care and Global Health Care of Procter and Gamble, to the Company's Board of Directors effective August 1, 2003. A copy of the Company's press release is attached as
Exhibit 99.1

        Cincinnati Bell Inc. announced that it will launch two exchange offers on Friday, August 1, 2003. Cincinnati Bell will offer to exchange shares of its common stock for all of the outstanding shares of 12 1/2% Series B Junior Exchangeable Preferred Stock of its BRCOM Inc. (f/k/a Broadwing Communications Inc.) subsidiary. It will also offer to exchange shares of its common stock for the entire outstanding aggregate principal amount of 9% Senior Subordinated Notes due 2008 of BRCOM. A copy of the Company's press release is attached as
Exhibit 99.2

ITEM 6.    RESIGNATIONS OF REGISTRANT'S DIRECTORS.

        Lawrence J. Bouman is resigning from the board of directors effective August 1, 2003. Bouman joined the board in 2001 when the scope of the company became national. He will pursue other board opportunities now that the company has returned to a local focus.





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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CINCINNATI BELL INC.


                            By:     /s/ Jeffrey C. Smith
                                 ----------------------------------------------
                                 Jeffrey C. Smith
                                 Chief Human Resources Officer, General Counsel and Corporate Secretary



Date:  August 1, 2003



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                                  Exhibit Index


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          Exhibit No.                        Exhibit                         Page No.
          -----------                        -------                         --------

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             99.1                 Press Release of the Company
                                        dated July 31, 2003


             99.2                 Press Release of the Company
                                        dated August 1, 2003

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